Exhibit (21)

COOPER TIRE & RUBBER COMPANY
SUBSIDIARIES
AS OF DECEMBER 31, 2000

Cooper Tire & Rubber Company (Parent) (Delaware)

Alga Investments Company (Georgia)

Cooper International Holding Corporation (Delaware)

Cooper International Rubber, Limited (Jamaica)

Cooper Tire International Trading Company (Cayman Islands)

Cooper Tire & Rubber Foundation (Ohio)

Coopermex, S.A. de C.V. (Mexico)

North American Rubber, Incoporated (Texas)

Rio Grande Servaas S.A. de C.V. (Mexico-Maquiladora)

Sterling Investments Company (Delaware)

Cooper Tyre & Rubber Company UK Limited (England & Wales)

Cooper-Avon Pneumatiques Sarl (France)

Cooper-Avon Reifen (Deutschland) GmbH (Germany)

Cooper-Avon (Suisse) SA (Switzerland)

Cooper-Avon Tyres Limited (England & Wales)

Cooper-Avon International Development Limited (England & Wales)

Siebe Automotive (UK) Ltd. (England & Wales)

Siebe Automotive (Deutschland) GmbH (Germany)

Siebe Automotive Espana SA (Spain)

Siebe Controls Czech Republic SRO (Czech Republic)

Cooper Tire & Rubber Brasil Ltda. (Brazil)

Siebe Fluid Systems Ltda. (Brazil)

The Standard Products Company (Ohio)

Standard Products Industriel S.A. (France)

Technistan SNC (Partnership) (France)

Cooper Standard Automotive Italy S.R.L. (Italy)

Standard Products (Canada) Limited (Canada)

Tecalemit (Australasia) Pty. Ltd.

Tecalemit (New Zealand) Pty. Ltd. (New Zealand)

Tecalemit (Australasia) Superannuation Pty. Ltd.(Australia)

Oliver Rubber Company (California)

Admiral Retread Equipment Inc. (Ohio)

Admiral Remco Inc. (Ohio)

Admiral Heintz, Inc. (Ohio)

Oliver Rubber Ltd. (Inactive) (Canada)

BFNZ-ORC Limited (New Zealand) (50% Owned)

Standard Products Limited (U.K.)

Standard Products Mould & Tool Co. Limited (U.K.)

The Huntingdon Rubber Company Limited (Inactive) (U.K.)

NISCO Holding Co. (Delaware)

Nishikawa Standard Co. (50% Partnership) (Delaware)

Westborn Service Center Inc. (Michigan)

Union Trucking Co. (Inactive) (Michigan)

The Standard Products Funding Corp. (Inactive)(Delaware)

Stantech Inc. (Delaware)

Standard Products Co. Charitable Foundation (Ohio)

Standard Products Brasil Industria e Comercio Ltda. (Brazil)

Standard Products de Mexico S.A. de C.V. (Mexico)(80% Owned)

Jin Young Standard (S. Korea)(49% Owned)

Standard Products Polska Sp. zo.o. (Poland)

Cooper-Standard Automotive Polska Sp. zo.o. (Inactive) (Poland)

SPB Comercio e Participacoes Ltda. (Brazil Holding Co.)

Itatiaia Standard Industrial Ltda. (Brazil)

Itatiaia Standard Industria e Comercio Ltda. (Inactive) (Brazil)

Standard Products Foreign Sales Corporation Ltd. (Barbados)

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